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                                                                  EXHIBIT 10.19




                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT dated as of this 16th day of September, 1996, by and between NEW WEST EYEWORKS, INC., a Delaware corporation ("Borrower"), and U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("Bank") amends that certain Credit Agreement dated June 10, 1996, by and between the parties ("Agreement").

         WHEREAS, the parties wish to amend the Agreement as provided herein.

         For mutual consideration, the parties agree as follows:

         A. DEFINITION OF ELIGIBLE ACCOUNTS RECEIVABLE. Section 1.1 of the Agreement is hereby amended by striking the definition of "Eligible Accounts Receivable" on page 8 of the Agreement and replacing it with the following:

                  "Eligible Accounts Receivable" means the accounts receivable of Borrower excluding the following: (a) accounts receivable that have been outstanding in excess of 90 days from the date of invoice, (b) until September 30, 1997, all accounts receivable from any single customer of Borrower if 50 percent or more of such customer's accounts owed to Borrower are ineligible for any reason, (c) after September 30, 1997, all accounts receivable from any single customer of Borrower if 25 percent or more of such customer's accounts owed to Borrower are ineligible for any reason, (d) accounts receivable due from officers, employees, or Affiliates of Borrower, (e) accounts receivable that are partially or wholly subject to the right of setoff, (f) accounts receivable resulting from COD sales, finance charges, and consignments,
         (g) accounts receivable due from Persons not residents of the United States, (h) accounts receivable due from the federal government, (i) accounts receivable that constitute any retainage, (j) accounts receivable that constitute dated billings and (k) accounts receivable in which any Person other than U.S. Bank has a security interest. Notwithstanding the foregoing, "Eligible Accounts Receivable" shall not include any accounts receivable unless and until U.S. Bank holds a first, valid, binding perfected security interest in any such accounts receivable.

         B. FEE. Concurrently with the execution of this First Amendment, Borrower shall pay Bank a nonrefundable fee in the amount of One Thousand and no/100 Dollars ($1,000.00)

         C. OTHER TERMS. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and affirmed. Defined terms in the Agreement shall have the same meanings herein. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT,


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OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by themselves or by their respective officers or agents thereunto duly authorized.

Borrower:                                          Bank:
NEW WEST EYEWORKS, INC.                            U.S. BANK OF WASHINGTON,
                                                   NATIONAL ASSOCIATION

       Barry J. Feld                               /s/ Jason R. Gill
------------------------------------               -----------------------------
By: /s/ Barry J. Feld                              Jason R. Gill,
    --------------------------------               Assistant Vice President
Its:     CEO
    --------------------------------